Exhibit 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 5, 2005 relating to the financial statements, which appears in Longview Fibre Company's Annual Report on Form 10-K for the year ended October 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
July 27, 2005